Exhibit 23.2

                         ROSENTHAL, PACKMAN & CO., P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS


October 26, 2001

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.

Dear Sirs / Madams:

We are granting consent to the use of our report relating to the financial statements of Wholesale Merchandisers, Inc., d/b/a Load Toter Manufacturing Co. as of June 30, 2001 and for the period then ended contained therein.

Yours truly,

/s/ Rosenthal, Packman & Co., P.C.